EXHIBIT 4.4

SUBSCRIPTION FORM #:	NUMBER OF SUBSCRIPTION PRIVILEGES:

THE TERMS AND CONDITIONS OF THE EQUITY OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED MARCH 19, 2012 (THE “PROSPECTUS SUPPLEMENT”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT.

DHT Holdings, Inc.

Incorporated under the laws of the Republic of the Marshall Islands

NON-TRANSFERABLE SUBSCRIPTION FORM

Evidencing Non-Transferable Subscription Privileges to Purchase One Subscription Lot, Consisting of 200 Shares of Common Stock and One Share of Series A Participating Preferred Stock, of DHT Holdings, Inc.

Purchase Price Per Subscription Lot:  $280
(Representing a Purchase Price Per Share of Common Stock of $0.70
and a Purchase Price Per Share of Series A Participating Preferred Stock of $140)

THE SUBSCRIPTION PRIVILEGES WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON APRIL 27, 2012, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription privileges (each a “Subscription Privilege”) set forth above. Each registered owner will receive one Subscription Privilege for every 250 shares of common stock (the “Common Stock”) it owns of DHT Holdings, Inc., a Republic of Marshall Islands corporation (the “Company”).  Each Subscription Privilege entitles the holder thereof to subscribe for and purchase one round subscription lot (a “Subscription Lot”) at a purchase price of $280, representing 200 shares of Common Stock at a purchase price of $0.70 per share and one share of the Company’s Series A Participating Preferred Stock at a purchase price of $140 per share (the “Basic Subscription Privilege”), pursuant to an equity offering (the “Equity Offering”), on the terms and subject to the conditions set forth in the Prospectus Supplement and the “Instructions as to Use of DHT Holdings, Inc. Subscription Forms” accompanying this Subscription Form.  A Subscription Privilege holder will only be entitled to subscribe for a whole number of Subscription Lots.  Subscription Privilege holders who fully exercise all of their Basic Subscription Privileges will be entitled to subscribe for any Subscription Lots that remain unsubscribed after the exercise of all Basic Subscription Privileges, up to a cap, when taken together with the Subscription Lots purchased pursuant to such holder’s Basic Subscription Privilege, of 45,720 Subscription Lots (the “Oversubscription Cap”), subject to certain limitations set forth in the Prospectus Supplement (the “Oversubscription Privilege”).  If insufficient Subscription Lots are available to fully satisfy the Oversubscription Privilege requests of all Subscription Privilege holders, then the Subscription Lots will be allocated on a pro rata basis as set forth in the Prospectus Supplement and subject to each Subscription Privilege holder’s Oversubscription Cap.  In addition, the Company reserves the right, to be exercised in its sole and absolute discretion, to limit the exercise of any Subscription Privilege to ensure that no Subscription Privilege holder, together with its affiliates and certain groups of shareholders to which such Subscription Privilege holder belongs, would beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement or to avoid any adverse U.S. federal income tax consequences.  The Subscription Privileges represented by this Subscription Form may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the purchase price for each Subscription Lot in accordance with the “Instructions as to Use of DHT Holdings, Inc. Subscription Forms” that accompany this Subscription Form.

THIS FURTHER CERTIFIES THAT the registered owner whose name is inscribed hereon, in accordance with the terms and conditions specified in the Prospectus Supplement, agrees, represents and warrants that, after giving effect to the purchase of any Common Stock and Preferred Stock by such registered owner, its affiliates and its Shareholder Group (as defined below) in the Equity Offering (including any Common Stock and Preferred Stock purchased pursuant to the Oversubscription Privilege described above), as of May 2, 2012, the registered owner, together with its affiliates and any Shareholder Group to which such registered owner belongs, will not beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement.  “Shareholder Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of voting stock.

Witness the signatures of DHT Holdings, Inc.’s duly authorized officers.

Dated:

Svein Moxnes Harfjeld	Trygve P. Munthe	Eirik Ubøe

Chief Executive Officer	President	Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION FORM

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. DO NOT SEND THIS SUBSCRIPTION FORM DIRECTLY TO DHT HOLDINGS, INC.

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Hand or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF THE SUBSCRIPTION PRIVILEGES

To subscribe for Subscription Lots pursuant to your Basic Subscription Privilege, please complete lines (a) and (c).  To subscribe for Subscription Lots pursuant to your Oversubscription Privilege, which allows you to subscribe for any Subscription Lots that remain unsubscribed after the exercise of all Basic Subscription Privileges, up to the Oversubscription Cap, please also complete line (b).  To the extent you subscribe for more Subscription Lots than you are entitled under the Basic Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Subscription Lots for which you are entitled to subscribe under the Basic Subscription Privilege and the excess will be deemed to be an election to purchase pursuant to your Oversubscription Privilege.  You cannot exercise any Oversubscription Privileges unless you have exercised your Basic Subscription Privileges in full.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGES:

I subscribe for Subscription Lots	x $ 280	= $
(no. of Subscription Lots)	(Subscription Lot Price)	(payment amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGES:

If you wish to subscribe for additional Subscription Lots pursuant to your Oversubscription Privilege:

I subscribe for Subscription Lots	x $ 280	= $
(no. of Subscription Lots)	(Subscription Lot Price)	(payment amount enclosed)

NOTE: IF INSUFFICIENT SUBSCRIPTION LOTS ARE AVAILABLE TO FULLY SATISFY THE OVERSUBSCRIPTION PRIVILEGE REQUESTS OF ALL SUBSCRIPTION PRIVILEGE HOLDERS, THE AVAILABLE UNSUBSCRIBED SUBSCRIPTION LOTS WILL BE ALLOCATED ON A PRO RATA BASIS AS SET FORTH IN THE PROSPECTUS SUPPLEMENT AND SUBJECT TO EACH SUBSCRIPTION PRIVILEGE HOLDER’S OVERSUBSCRIPTION CAP.

(c) Total Amount of Payment Enclosed   =   $

METHOD OF PAYMENT (CHECK ONE)

☐                                    Certified Check payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent, FBO DHT Holdings, Inc.”

☐                                    Cashier’s Check payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent, FBO DHT Holdings, Inc.”

☐                                    Wire transfer of immediately available funds to an account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, FBO DHT Holdings, Inc.

JP Morgan Chase

ABA # 021000021

A/C # 530-354624

Beneficiary: American Stock Transfer

Reference: “AST as Depository Agent for DHT Holdings, Inc. for registered owner _________________________”

JP Morgan Chase swift code is: CHASUS33

FORM 2-DELIVERY TO DIFFERENT NAME OR ADDRESS

If you wish for the Subscription Lots underlying this Subscription Form to be delivered to a name or address different from that shown on the face of this Subscription Form, please enter the alternate name or address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have the Prospectus Supplement for the Equity Offering and I hereby irrevocably subscribe for the number of Subscription Lots indicated above on the terms and conditions specified in the Prospectus Supplement.  Additionally, in accordance with the terms and conditions specified in the Prospectus Supplement, I agree, represent and warrant that, after giving effect to the purchase in the Equity Offering of any Common Stock and Preferred Stock (including any Common Stock and Preferred Stock purchased pursuant to the Oversubscription Privilege described above), as of May 2, 2012, I, any of my affiliates and certain groups of shareholders to which I belong will not beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Form in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an Eligible Guarantor Institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

FOR INSTRUCTIONS ON THE USE OF DHT HOLDINGS, INC. SUBSCRIPTION FORMS, CONSULT GEORGESON INC., THE INFORMATION AGENT, AT (888) 566-3252.